Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of CEC Entertainment, Inc. on Form S-8 of our report dated March 8, 2004, appearing in the Annual Report on Form 10-K of CEC Entertainment, Inc. for the year ended December 28, 2003 and to the reference to us under the heading “Experts” in the Re-Offer Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

September 22, 2004

Dallas_1\3982988\6

12155-11 9/20/2004